Exhibit 10.8

                               AMENDMENT NO. 1 TO

                             STOCK OPTION AGREEMENT

                                 pursuant to the

                                  LABONE, INC.

                          2001 LONG-TERM INCENTIVE PLAN

                             STOCK INCENTIVE PROGRAM

     This AMENDMENT NO. 1 TO STOCK OPTION AGREEMENT ("Amendment") is dated as of _____________ and entered into by and between LabOne, Inc. ("LabOne"), a Missouri corporation, and _____________________ ("Optionee").

      WITNESSETH that:

      WHEREAS, LabOne and the Optionee are parties to one or more Stock Option Agreements relating to stock options (individually the "Stock Option Agreement" or collectively the "Stock Option Agreements") granted under the Stock Incentive Program of the LabOne, Inc. 2001 Long-Term Incentive Plan (the "Plan"); and

      WHEREAS, LabOne and the Optionee desire to amend the Stock Option Agreements to (a) provide that such stock options shall become fully exercisable upon consummation of a merger or consolidation of LabOne with another corporation rather than upon shareholder approval of such a transaction and (b) provide that acceleration of vesting, exercise (if such stock options are exercised) and termination of such stock options in connection with a Corporate Transaction (as hereinafter defined) will be subject to the condition that the Corporate Transaction is consummated; and

      WHEREAS, it is in the best interests of LabOne and the Optionee to include such provisions in order for LabOne to be able to engage in one or more Corporate Transactions;

      NOW, THEREFORE, in consideration of the terms and provisions of this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

     Section 1. Section 3(b)(iii) of each outstanding Stock Option Agreement is hereby amended to read as follows:

     (iii) LabOne merges or consolidates with another corporation or other entity, unless such merger of consolidation (A) is approved by a majority of the Continuing Directors of

     LabOne, and (B) is specifically designated by a majority of the Continuing Directors not to constitute a change of control for purposes of the Plan; or

     Section 2. Section 8 of each outstanding Stock Option Agreement is hereby amended to read as follows:

          In the event that the Board of Directors of LabOne approves
          (a) the merger or consolidation of LabOne with or into another corporation or other entity in which the shareholders of LabOne immediately prior to such transaction will beneficially own no voting securities or voting securities possessing less than 50% of the combined voting power of the then outstanding securities of the surviving entity in such transaction (or its parent), excluding for purposes of such calculation any such shareholder of LabOne who beneficially owns prior to the transaction more than ten percent (10%) of the other entity involved in the transaction (or its parent), (b) a sale of all or substantially all of the assets of LabOne in which outstanding securities of LabOne are exchanged for securities, cash or other property of any corporation or other entity or (c) a liquidation or dissolution of LabOne (collectively, a "Corporate Transaction"); the Board of Directors of LabOne may in its sole discretion prior to consummation of such transaction take any one or more of the following actions with respect to the Option: (i) provide that the Option shall be assumed or an equivalent stock option shall be substituted by the acquiring or succeeding corporation or entity (or an affiliate thereof) or (ii) upon thirty (30) days' prior written notice to the Optionee, provide that the Option shall be exercisable in full and shall terminate at the end of such thirty (30) day period to the extent not exercised by such time, at the end of which period the Option shall terminate; provided, however, that unless determined otherwise by the Board, the acceleration of vesting, exercise (if such Option is exercised) and termination of such Option under clause (ii) shall be subject to the condition that the respective Corporate Transaction shall be consummated and such acceleration of vesting, exercise (if such Option is exercised) and subsequent termination of such Option shall be effective immediately prior to the effectiveness of the respective Corporate Transaction.

      Section 3. A new Section 8A is added to each Stock Option Agreement and reads as follows:

          In the event that this Option is exercised pursuant to clause (ii) of Section 8 in connection with a Corporate Transaction in which shares of common stock of LabOne are converted into the right to receive cash, unless the Optionee elects in writing at the time the Option is exercised pursuant to clause (ii) of Section 8 to receive the Shares issuable upon exercise, (a) the Optionee will be entitled to receive upon effectiveness of such exercise, in lieu of Shares issuable in connection with such exercise of the Option, an amount in cash equal to the number of Shares subject to the Option immediately prior to such exercise multiplied by the amount by which the cash consideration per Share payable in such Corporate Transaction exceeds the exercise price per Share, subject to all applicable federal, state and local tax withholding requirements, and (b) the Optionee shall not be required to pay the exercise price in connection with such exercise.

      Section 4. The remaining provisions of each Stock Option Agreement shall apply to this Amendment and to such Stock Option Agreement as amended by this Amendment.

      IN WITNESS WHEREOF, LabOne, Inc. has caused this Amendment to be executed in its corporate name, and the Optionee has executed the same in evidence of the Optionee's acceptance hereof, upon the terms and conditions herein set forth, as of the day and year first above written.

                               LABONE, INC.



                               By:
                                  ----------------------------
                                    Name:
                                    Title:



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                               Optionee